Exhibit 4.57

AMENDMENT NO.1 TO

UNIT PURCHASE AGREEMENT

dated December 9, 2013

This AMENDMENT NO. 1 is entered into as of the 30th day of June 2015 by and among

a)     Coal Essence Prep Plant LLC. a Kentucky limited liability company (hereinafter referred to as the “Purchaser”),

    And

b)     NewLead Holdings Ltd., a corporation established under the Laws of Bermuda with a registered office at Canon's Court, 22 Victoria Street, Hamilton HM 12, Bermuda and a Greek office at 83, Akti Miaouli & Flessa Street, Piraeus, Greece (hereinafter referred to as “NewLead”),

    And

c)     Pallas Highwall Mining LLC. a Delaware limited liability company, with a registered address at 555 S Federal Highway, Suite 380, Boca Raton, FL 33432 (hereinafter referred to as the “Seller”).

(jointly the Parties and singly the Party)

NewLead and the Seller shall also mean and include their heirs, successors, legal representatives and assigns.

Capitalized terms used in this Amendment shall hare the respective meanings set forth in the relevant provisions of the Unit Purchase Agreement dated 9th December 2013.

RECITALS

WHEREAS

1.   The Parties have entered into a Unit Purchase Agreement dated 9th December 2013 (hereinafter the “Purchase Agreement”), whereby the Seller agreed to sell and the Purchaser agreed to purchase 100% of the Ownership Interests in Viking Prep Plant LLC, a Kentucky limited liability company (hereinafter referred to as “VPP”) for the consideration of USD 30.000.000 (United States Dollars thirty million) (hereinafter referred to as the “Purchase Price”).

2.    The Purchase Agreement contains certain customary representations, warranties and covenants by the Seller, including among others, that (a) VPP is validly existing under the law of Kentucky, (b) VPP has and at all times has had full power and authority to own and lease its assets and where such assets are now owned and leased, and to conduct its business as and where such business has been and is now being conducted. (c} the Seller is the only and ultimate beneficial owner of VPP, (d) the Financial Statements represent actual, bona fide transactions and present fairly the financial condition of VPP and the results of operations, changes in retained earnings and cash flows for such periods shown thereon are consistent with the books and records, (e) any Liabilities of VPP were disclosed on Schedule 1.3 of the Purchase Agreement, (f) any Litigation, action/ suit/ proceeding or arbitration is set out on Schedule 4.9 of the Purchase Agreement, (g) Legal Compliance Governmental Authorizations are set out on Schedule 4.10, (h) Labor matters are set out on Schedule 4.11, (i) any contracts entered by VPP are set out on Schedule 4.12, (j) the Equipment set out Schedule 4.13 and acquired by the Purchaser on “as is, where is” basis, without any warranties, (k) VPP has good and marketable title to all of its assets, tangible and intangible, as set out on Schedule 4.14.

3.    The Parties now mutually desire to amend certain provisions of the Agreement as set forth in this Amendment.

NOW, IT IS THEREFORE AGREED AS FOLLOWS:

1.     The Seller hereby releases and discharges the Purchaser from any liabilities, which VPP has incurred in its Ordinary Course of Business to third parties prior to the Closing Date as specifically indicated in Schedule 1 attached hereto.

2.     Any Receivables prior to the Closing Date and as indicated in Schedule 1.4 of the Unit Purchase Agreement remain with the Sellers. More specifically, the amount of USO 166.268.78 is a receivable of Sellers. In the event the said Receivable is remitted to the Company, then the Purchaser shall arrange for it to be remitted to the Seller.

3.     The Parties hereby mutually agree and covenant to each other that neither of them have done, executed or performed any act, deed or thing or suffered an1hing to the contrary whereby any of them are or will be hindered or prevented from the execution of this Amendment.

4.     Upon execution hereof, the Parties have no liability and or responsibility to each other, waive and release and discharge each other from any obligations, claims and/or demands now or in the future for any losses, damages and/or expenses incurred with respect to the Liabilities.

5.     All other terms and conditions of the Unit Purchase Agreement shall remain intact and in full force and effect.

(Signature Page follows)

In witness whereof the Parties have signed on the day, month and year first above written.

For Coal Essence Prep Plant LLC
By Mr. Michail S. Zolotas

For New Lead Holdings Ltd.
By Mr. Michail S. Zolotas
President. CEO and Chairman

For Pallas Highwall Mining LLC
By Perian Salviola
Manager

SCHEDULE 1

0001120 AA Construction & Steel Fab	4.250,00
0001130 AFCO	6.769,52
0001140 Airgas USA, LLC	4.701,93
0001142 AKJ Industries	5.847,90
0001143 Alpine Consulting & Engineerin	205,05
0001146 American Express	28.465,64
0001147 Amercan Express - VPP	14.623,01
0001148 American Mining Insurance Co.	0,30
0001157 Apogee Environmental & Archael	1.950,00
0001160 Appalachian Security Inc	10.021,00
0001165 Appalachian Tire Products	3.551,95
0001167 Appalachian Wireless	789,00
0001201 Baird & Baird, P.S.C.	3.034,00
0001202 Banks Miller Supply	1.733,65
0001207 B&C Vulcanizing	9.282,00
0001212 Belt Tech Inc.	8.793,70
0001215 Big Sandy Pressure Cleaning	1.515,00
0001218 Birch Communications	1.833,06
0001236 Blackhawk Mining, LLC	3.000,00
0001285 Kathryn Burke	6.719,07
0001290 Busy Bee Septic Systems	1.462,80
0001309 Chase	51.927,65
0001310 Coal Operators 1, LLC	3.250,00
0001312 Coal Run Starter & Alternator	291,50
0001321 Conveyor Manufacturing&supply	1.908,00
0001323 Colonial Life Insurance Premiu	1.891,36
0001325 City Insurance Professionals	470,32
0001369 CS&C	62.823,14
0001370 CSX Transportation	27.326,22
0001380 Custom Software Solutions, Inc	525,00
0001450 Dinsmore & Shohl, LLP	1.057,75
0001460 Drives & Conveyors	8.861,62

0001520 Eastern Screens & Drives	27.118,53
0001522 Eastern Prep	28.782,00
0001523 Eastern Technologies & Telepho	2.020,02
0001606 Fastenal Company	46,26
0001615 Fedex	173,85
0001620 Fenner Dunlop	7.700,00
0001655 FLSmidth Krebs Inc	4.098,88
0001715 Geo/Environmental Assoc Inc	6.290,63
0001720 Gerald Rhea	11,49
0001725 Green Earth Energies	100,00
0001732 Grayco Rentals Inc.	1.415,10
0001800 Hannon Electric Company	36.543,00
0001805 Hampton Inn - Pikeville	5.354,35
0001809 Highland Communications, Inc.	2.302,32
0001820 Holden Machine & Fabrication	8.855,84
0002002 Jabo Supply Corporation	26.466,77
0002003 JBLCo	14.069,10
0002005 Jigsaw Enterprises LLC	1.260,00
0002114 Kanawha Scales & Systems	1.180,00
0002115 Kentucky Power Company	76.840,29
0002235 Leslie Equipment Co	845,99
0002303 McCoy & McCoy Laboratories	3.393,79
0002319 Millard Processing LLC	600.499,29
0002322 Minet Lacing Technology, Inc.	1.679,64
0002324 Morris Coker, Inc.	11.685,95
0002325 Mountaintop Hydroseeding, Inc.	11.980,00
0002326 Mountain Aggregates, Inc.	8.458,50
0002327 M & M Mine Supply Co., Inc.	1.202,17
0002410 National Safety Group LLC	1.380,00
0002618 Phoenix Scale Technologies	1.623,92
0002621 Pike County Clerk	9.920,82
0002623 Pike County Solid Waste	135,32
0002626 P B Dirt Movers, LLC	171.810,40
0002661 Postmaster	140,00
0002663 Precision Product Technologies	941,00

0002666 Principal financial Ins	5.998,21
0002667 Pruitt and de Bourbon Law Firm	5.580,00
0002702 Quality Magnetite	23.164,99
0002840 rm wilson co.	4.514,00
0002920 SGS North America Inc	9.259,80
0002930 Silver Spur Conveyors, Inc.	24.405,90
0002945 Rick D Smith	2,10
0002946 Smith-Manus	19.890,88
0002963 Sprouse & Ferguson PLLC	87.350,42
0002975 Summit Engineering Inc	15.711,73
0002980 Sure Teck Systems Inc	1.992,00
0003076 Trvellers - Sterling ins serv	1.032,25
0003078 Tri-State Rail Services Inc	27.673,50
0003080 Tri -State Laboratory Services	6.611,00
0003150 US Cellular	219,39
0003250 Xpress Conveyor & Vulcanizing	4.614,00
0003319 Wham Steam Cleaning	2.760,00
0003325 Whayne Supply Company	212,07
0003339 White Armature Works Inc	38.931,49
0003345 Wrightway	4.956,00
0003400 Young Brothers Machine & Elect	636,00
0003420 ZEE Medical, Inc.	225,61
1,640,947.70